UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2018

CHESS SUPERSITE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-55066	46-3621499
(State or other jurisdiction incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1131A Leslie Street, Suite 101, Toronto, Ontario, Canada		M3C 3L8
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (647) 927-4644

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

For an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Emerging Growth Company ☐

Section 3 –	Securities and Trading Markets

Item 3.02	Unregistered Sales of Equity Securities

From February 7, 2018, the date of the Company’s last report under this Item 3.02, through the date of this Report, the Company issued unregistered shares of its common stock (“Shares”) in six (6) private transactions involving the exercise of conversion rights between June 5, 2018 and June 13, 2018 by holders of the Company’s outstanding convertible promissory notes. In each instance, the Company and each of the note holders amended the conversion price of the notes from a conversion price based on a discount to the prevailing market price as quoted on OTC Pink to a fixed conversion price of $0.0151 per share. An aggregate of 7,845,506 Shares were issued to six (6) non-affiliated noteholders.

The Shares were issued pursuant to the exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (“1933 Act”), for transactions not involving a public offering and under Regulation S adopted under the 1933 Act for offers and sales made outside the United States to non-U.S. Persons, as defined in Regulation S.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESS SUPERSITE CORPORATION

Dated: June 15, 2018	By:	/s/ Rubin Schindermann
Chief Executive Officer